Exhibit 99.1

Deutsche Bank

Q4/FY 2019 Fixed Income Investor Conference Call

James von Moltke, Chief Financial Officer
Dixit Joshi, Group Treasurer

3 February 2020

Transformation of the balance sheet

Net assets(1), in € bn



x Delta vs 2017
1,095
(14)%
946
280
222
Liquidity reserves
361
(33)%
242
Trading and Related assets(2)
406
+7%
434
Loans(3)
48
48
Other Assets(4)
2017
2019

- Reduced net assets by € 150bn since 2017 as reductions in trading assets and liquidity partly offset loan growth
- Reduced excess liquidity, ratio still around 25% of net balance sheet
- Reduction in trading assets, principally from the exit of Equities Sales & Trading
- Targeted loan growth in core businesses

(1) Net balance sheet of € 946bn is defined as IFRS balance sheet (€ 1,298bn) adjusted to reflect the funding required after recognizing (i) legal netting agreements (€ 267bn), cash collateral received (€ 43bn) and paid (€ 32bn) and offsetting pending settlement balances (€ 10bn)
(2) Trading and related assets include debt and equity securities (excluding highly liquid securities), derivatives, repos, securities borrowed, brokerage receivables and loans measured at fair value
(3) Loans at amortized cost, gross of allowances (with the introduction of IFRS 9 in 2018 ~€ 16bn loans have been reclassified from amortized cost to fair value loans)
(4) Other assets include goodwill and other intangible, property and equipment, tax assets, cash and equivalents which are not part of liquidity

Majority of the balance sheet funded by stable sources

Net liabilities[1], in € bn


x Delta vs 2017
1,095
(14)%
946
222
124
Trading and related liabilities(2)
(44)%
51
45
Other liabilities(3)
582
(2)%
573
Deposits
239
205
Long-term debt & Equity
2017
2019

- Funding from most stable sources above 80%[4]
- Trading liabilities now account for less than 15% of net balance sheet
- Deposit growth in Private Bank (€14bn) and Corporate Bank (€5bn) offset by reductions in wholesale funding deposits (€ 23bn) and other (€ 6bn)[5]
- Reduction of more expensive long-term debt in-line with lower issuance requirements

(1) Net balance sheet of € 946bn is defined as IFRS balance sheet (€ 1,298bn) adjusted to reflect the funding required after recognizing (i) legal netting agreements (€ 267bn), cash collateral received (€ 43bn) and paid (€ 32bn) and offsetting pending settlement balances (€ 10bn)
(2) Trading and related liabilities, include derivatives, securities lent and brokerage payables
(3) Other liabilities include accrued expenses, investment contract liabilities, financial liabilities designated at fair value through P&L excluding those included in trading and related assets
(4) Most stable funding as a proportion of the total external funding profile. Most stable funding is defined as funds from Capital Markets & Equity, Private Bank and Corporate Bank
(5) Other includes the sale of Polish franchise

Loss absorbing capacity well above all requirements

In € bn, unless stated otherwise, as of 31 December 2019


Deutsche Bank available TLAC/MREL(1)
MREL surplus / MREL subordination surplus
TLAC surplus
115
3
Plain-vanilla senior preferred debt
56
Plain-vanilla senior non-preferred debt
12
AT1 / Tier 2
44
CET1
+30
85
8.58% (of € 996bn)
61
6.11% subordinated (of € 996bn)
+51
70
+42
6.0% (of € 1,168bn)
Available MREL/TLAC(2)
MREL requirement (TLOF-based)
TLAC requirement (LRE(3) -based)

- Surplus of € 30bn above MREL, our most binding loss absorbing capacity constraint
- Updated MREL requirements from the Single Resolution Board reflect results of the 2019 MREL setting cycle
  - MREL requirement reduced to 8.58% of Total Liabilities and Own Funds (TLOF) applicable immediately
  - New MREL *subordination* requirement requires Deutsche Bank to meet 6.11% of TLOF with subordinated liabilities (less than TLAC)

Note: Illustrative size of boxes
(1) Total Loss Absorbing Capacity (TLAC), Minimum Requirement for Own Funds and Eligible Liabilities (MREL)
(2) Includes adjustments to regulatory Tier 2 capital; TLAC capacity does not include DB's plain-vanilla senior preferred debt
(3) Leverage Ratio Exposure

Regulatory capital requirements

SREP[1] vs CET1 Ratio



max. G-SIB/D-SIB buffer
Countercyclical Buffer
Capital Conservation Buffer
Pillar 2 Requirement
Pillar 1 Requirement
11.83%
11.58%
~13.3%
pro-forma(3)
0.08%
2.00%
2.50%
2.75%
4.50%
2.00%
2.50%
2.50%
4.50%
>€ 7bn above new
CET1 MDA(4) level
2019 SREP Requirement
2020 SREP(2) requirement
1st Jan 2020 CET 1 ratio

Total capital requirements



CET1
AT1
Tier 2
X.X
Contribution from legacy Tier 1 instruments
15.08%
~17.4%
~17.4%
2.00%
1.50%
11.58%
1.84%
1.97%
~13.3%
2.40%
1.41%
~13.3%
0.56%
2020 SREP requirement
pro-forma 1st Jan 2020 CET 1 ratio phased-in
pro-forma 1st Jan 2020 CET 1 ratio fully loaded

(1) Supervisory Review and Evaluation Process
(2) ECB decision regarding minimum capital requirements for 2020, following the results of the 2019 SREP
(3) Pro-forma as of 1st Jan 2020 reflecting the new securitization framework
(4) Maximum Distributable Amount

Preliminary Available Distributable Items for Additional Tier 1 instruments

In € m

	2018	2019 unaudited
Available Distributable Items (ADI)	414	~32,200
Tier 1 interest expense add-back	507	~400
AT1 payment capacity	921	~32,600
Requirements for AT1 coupon payments	330	~330

Comments

- The definition of Available Distributable Items (ADI) has been amended with the implementation of CRR II effective 27 June 2019, allowing for the recognition of capital reserves[(1)]
- ADI based on DB AG stand-alone accounts under German statutory GAAP (HGB) and RechKredV
- Preliminary 2019 ADI reflect the Group IFRS net loss including transformation-related effects and expected differences between consolidated and separate financial statements[(2)]
- Preliminary ADI payment capacity covers annual payments on outstanding AT1 securities by around 100 times
- These figures are subject to change until the publication of the Annual Reports 2019 and Form 20-F (scheduled for 20 March 2020)

(1) Capital reserves are to be determined based on the separate financial statements prepared in accordance with HGB
(2) E.g. expected accounting differences between IFRS and HGB and expected impairments of investments in subsidiaries accounted for at cost in the DB AG separate Financial Statements

Capital Markets and Equity[1] to MREL reconciliation

In € bn, as of 31 December 2019



179
Covered bonds
21
Structured notes
21
Plain-vanilla senior preferred
3
Plain-vanilla senior non-preferred
64
AT1 / Tier 2
14
Shareholder's equity
56
(21)
(21)
(12)
4
(13)
(0)
115
3
Plain-vanilla senior preferred
56
Plain-vanilla senior non-preferred debt
MREL adjust- ments
0
12
AT1 / Tier 2(6)
44
CET1(6)
Capital Markets and Equity - Funding Sources view(1)
MREL excluded liabilities
Senior plain vanilla non-preferred debt < 1 year(2)
Other adjustments to senior plain-vanilla non-preferred debt(3)
Regulatory capital adjustments(4)
MREL (capital) adjustments(5)
Available MREL

(1) Capital Markets and Equity (funding sources view) differs from IFRS long-term debt (incl. trust preferred securities and AT1) and Equity accounts primarily due to exclusion of TLTRO, issuance under our x-markets program and differences between fair value and carrying value of debt instruments
(2) < 1 year based on contractual maturity and next call/put option date of issuer/investor
(3) Deduction of non MREL eligible seniors (legacy non-EU law bonds; legacy Postbank issuances; treasury deposits); recognition of senior plain-vanilla debt with issuer call options < 1 year; recognition of hedge accounting effects per IFRS accounting standards for DB Group; deduction of own holdings of Deutsche Bank's eligible senior plain-vanilla debt
(4) Regulatory capital deductions items (e.g. goodwill & other intangibles, Deferred Tax Asset), regulatory maturity haircuts and minority deductions for Tier 2 instruments
(5) Add-back of regulatory maturity haircut for Tier 2 instruments with maturity >1 year; deduction of holdings of eligible liabilities instruments of other G-SIIs (TLAC only)
(6) Regulatory capital; includes AT1 and Tier 2 capital issued out of subsidiaries to third parties which is eligible until year-end 2021